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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, dated June 17, 1997) pertaining to the Arkansas Best Corporation Stock Option Plan of our report dated January 31, 1997, with respect to the consolidated financial statements and schedule of Arkansas Best Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

Little Rock, Arkansas
July 16, 1997

                                                            ERNST & YOUNG LLP